Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

 In connection with the Annual Report of Argyle Security, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

 Signed on this 30th day of March, 2009

By: /s/ Bob Marbut
Bob Marbut
Co-Chief Executive Officer (Principal Executive Officer)

By: /s/ Sam Youngblood
Sam Youngblood President and Chief Financial Officer
(Principal Executive Officer)

By: /s/ Donald F. Neville
Donald F. Neville
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By: /s/ Dean Dresser
Dean Dresser
Vice President and Corporate Controller (Principal Accounting Officer)